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                                                                    Exhibit 23.3


            Consent of the Barbecue Industry Association of America

     The Barbecue Industry Association of America hereby consents to all references made to it and to all facts and figures in the 1997 Barbecue Lifestyle Usage and Attitude Study performed on behalf of the Barbecue Industry Association in Amendment No. 1 to the Registration Statement on Form S-1 of Blue Rhino Corporation, as filed with the Securities and Exchange Commission.


Barbecue Industry Association of America


By: /s/ William Neal
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Name:   William Neal
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Title: Chairman
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Barbecue Industry Association of America
Greenville, Tennessee
July 16, 1998